EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD REPORTS FOURTH QUARTER AND YEAR END 2014 RESULTS
Completes Spin-Off from Ashford Trust
Begins Trading as an Independent Public Company

DALLAS, February 26, 2015 -- Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the fourth quarter ended December 31, 2014. On November 12, 2014, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”), but the Company has presented its prior year financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented. Accordingly, the Company's results for the quarter and year ended December 31, 2014 may not be representative of results in future periods. Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2014, with the fourth quarter ended December 31, 2013 (see discussion below).

FINANCIAL AND OPERATING HIGHLIGHTS

•	On November 12, 2014, the Company completed its spin-off from Ashford Trust

•	Total revenue for the fourth quarter of 2014 totaled $8.0 million

•	Net loss attributable to common stockholders for the Company was $15.5 million, or $8.01 per diluted share

•	Adjusted EBITDA for the fourth quarter was a loss $1.1 million

•	Adjusted Net Loss for the fourth quarter was $1.8 million, or $0.95 per diluted share

•	At the end of the fourth quarter 2014, the Company had over $5.0 billion of assets under management

•	As of December 31, 2014, Ashford had cash and cash equivalents of $29.6 million

•
In January, Ashford Trust announced the formation of Ashford Hospitality Select (“Ashford Select”), a new privately-held company dedicated to investing in select-service hotels, that will be advised by Ashford

FINANCIAL RESULTS
For the fourth quarter ended December 31, 2014, advisory services revenue totaled $7.8 million, including $4.5 million from Ashford Trust and $3.3 million from Ashford Hospitality Prime (NYSE: AHP) (“Ashford Prime”). No incentive management fees were recognized during the three months ended December 31, 2014 in connection with the advisory agreements with Ashford Trust and Ashford Prime.

Net loss attributable to common stockholders for the fourth quarter of 2014 totaled $15.5 million, or $8.01 per diluted share, compared with a loss of $13.9 million, or $7.18 per diluted share for the fourth quarter of 2013.

Adjusted EBITDA for the fourth quarter of 2014 was a loss of $1.1 million, compared with a loss of $9.6 million for the fourth quarter of 2013.

Adjusted Net Loss for the fourth quarter of 2014 was $1.8 million, or $0.95 per diluted share, compared with a loss of $9.6 million, or $4.99 per diluted share, for the fourth quarter of 2013.

CAPITAL STRUCTURE
At the end of the fourth quarter 2014, the Company had $5.0 billion of assets under management from its managed companies. As of December 31, 2014, Ashford’s cash and cash equivalents totaled $29.6 million.

As of December 31, 2014, Ashford had 2.2 million shares of common stock and partnership units outstanding.

ASHFORD TRUST HIGHLIGHTS

•	During the fourth quarter, Ashford Trust sold the 86-room Homewood Suites Mobile in Mobile, AL for $7.4 million

•	In January, Ashford Trust closed a $478.0 million refinancing on 15 hotels with net excess proceeds of over $100 million

•
In January, Ashford Trust issued 9.5 million shares of common stock at $10.65 per share for net proceeds of $100.2 million. The underwriter subsequently exercised its option to acquire an additional 1,029,450 shares of common stock from Ashford Trust at $10.65 per share for additional net proceeds of approximately $10.9 million.

•	In February, Ashford Trust acquired the 168-room Lakeway Resort in Austin, TX for $33.5 million and the 232-room Marriott Memphis East hotel in Memphis, TN for $43.5 million

ASHFORD PRIME HIGHLIGHTS

•	During the fourth quarter, Ashford Prime closed on a refinancing of the Capital Hilton and the Hilton Torrey Pines. The refinancing resulted in minimal excess proceeds.

•	Ashford Prime has repurchased 1.8 million shares of common stock and common partnership units at a total cost of $30.4 million

ASHFORD SELECT HIGHLIGHTS

•
In January, Ashford Trust announced the formation of Ashford Hospitality Select, a new privately-held company dedicated to investing primarily in existing premium branded, upscale and upper-midscale, select-service hotels, including extended stay hotels, in the United States.

•	Expected to launch sometime in the first half of 2015

•	Ashford Trust intends to contribute a portfolio of 16 select-service hotels to Ashford Select and will give Ashford Select a right of first offer on its remaining 41 select-service hotels

•	Ashford will be the advisor to Ashford Select

ASHFORD INVESTMENT MANAGEMENT HIGHLIGHTS

•	Ashford Investment Management is now a Registered Investment Advisor with the Securities and Exchange Commission

“We are excited to have completed the spin-off of Ashford and begin our journey as an independent publicly-traded company,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Since the successful completion of our spin-off, we have continued to leverage the Ashford group of companies’ platforms to find opportunities to capitalize on the favorable hospitality sector trends we are seeing. Creating Ashford Select is a great example of that. Looking ahead, all of our advised platforms are well positioned with their distinctive strategies to benefit from these trends and our management team will continue to focus on identifying accretive ways to grow the platforms both organically and through acquisitions.”

INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford will conduct a conference call on Friday, February 27, 2015, at 12:00 p.m. ET. The number to call for this interactive teleconference is (719) 457-2727. A replay of the conference call will be available through Friday, March 6, 2015, by dialing (719) 457-0820 and entering the confirmation number, 2067973.

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The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2014 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s web site, www.ashfordinc.com on Friday, February 27, 2015, beginning at 12:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended.

* * * * *
Ashford is a global asset management company focused on managing real estate, hospitality, and securities platforms.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD INC. AND SUBSIDIARIES
CONSOLDATED AND COMBINED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2014	2013
		(As Restated)
ASSETS
Current assets:
Cash	$29,597	$600
Restricted cash	3,337	—
Prepaid expenses and other	1,360	216
Due from Ashford Trust, net	8,202	—
Due from Ashford Prime, net	2,546	960
Total current assets	45,042	1,776
Furniture, fixtures and equipment, net	4,188	546
Total assets	$49,230	$2,322
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,644	$7,828
Due to affiliate	1,313	232
Total current liabilities	13,957	8,060
Deferred income	—	21
Deferred compensation plan	19,955	—
Total liabilities	33,912	8,081

Redeemable noncontrolling interests in Ashford LLC	424	—

Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 1,986,851 and no shares issued and outstanding at December 31, 2014 and 2013, respectively	20	—
Additional paid-in capital	228,272	162,360
Accumulated deficit	(213,311)	(168,119)
Total stockholders’ equity (deficit) of the Company	14,981	(5,759)
Noncontrolling interest in consolidated entity	(87)	—
Total equity (deficit)	14,894	(5,759)
Total liabilities and owner’s equity/deficit	$49,230	$2,322

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ASHFORD INC. AND SUBSIDIARIES
COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
				(as restated)
	(unaudited)		(unaudited)
REVENUE
Advisory services:
Base advisory fee	$6,280	$878	$12,738	$878
Advisory services – other services	984	82	2,301	82
Non-cash stock/unit-based compensation	564	—	2,105	—
Asset management consulting and other	144	—	144	—
Total revenue	7,972	960	17,288	960
EXPENSES
Salaries and benefits	15,716	9,975	34,271	25,513
Non-cash stock/unit-based compensation	5,640	4,173	23,875	20,696
Depreciation	101	63	359	220
Corporate, general and administrative	1,751	614	5,350	2,243
Total operating expenses	23,208	14,825	63,855	48,672
LOSS BEFORE INCOME TAXES	(15,236)	(13,865)	(46,567)	(47,712)
Income tax expense	(739)	(7)	(783)	(7)
NET LOSS	(15,975)	(13,872)	(47,350)	(47,719)
Loss from consolidated entities attributable to noncontrolling interests	477	—	647	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	24	—	24	—
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(15,474)	$(13,872)	$(46,679)	$(47,719)

LOSS PER SHARE – BASIC AND DILUTED:
Basic:
Net loss attributable to common stockholders	$(8.01)	$(7.18)	$(24.16)	$(24.70)
Weighted average common shares outstanding – basic	1,932	1,932	1,932	1,932
Diluted:
Net loss attributable to common stockholders	$(8.01)	$(7.18)	$(24.16)	$(24.70)
Weighted average common shares outstanding – diluted	1,932	1,932	1,932	1,932

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ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(15,975)	$(13,872)	$(47,350)	$(47,719)
Loss from consolidated entities attributable to noncontrolling interests	477	—	647	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	24	—	24	—
Net loss attributable to the Company	(15,474)	(13,872)	(46,679)	(47,719)
Depreciation	101	63	359	220
Income tax expense	739	7	783	7
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	(24)	—	(24)	—
EBITDA	(14,658)	(13,802)	(45,561)	(47,492)
Equity-based compensation	5,075	4,173	21,770	20,696
Market change in deferred compensation plan	8,495	—	8,495	—
Adjusted EBITDA	$(1,088)	$(9,629)	$(15,296)	$(26,796)

RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(in thousands, except share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(15,975)	$(13,872)	$(47,350)	$(47,719)
Loss from consolidated entities attributable to noncontrolling interests	477	—	647	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	24	—	24	—
Net loss attributable to the Company	(15,474)	(13,872)	(46,679)	(47,719)
Depreciation	101	63	359	220
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	(24)	—	(24)	—
Equity-based compensation	5,075	4,173	21,770	20,696
Market change in deferred compensation plan	8,495	—	8,495	—
Adjusted net loss	$(1,827)	$(9,636)	$(16,079)	$(26,803)
Adjusted net loss per diluted share available to common stockholders	$(0.95)	$(4.99)	$(8.32)	$(13.87)
Weighted average diluted shares(1)	1,932	1,932	1,932	1,932
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(1) Due to their anti-dilutive nature, weighted average diluted shares does not include 55 unvested restricted shares, 5 Ashford LLC units, 212 shares associated with the deferred compensation plan and 25 options.

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